SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

PROGREEN PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

380 North Old Woodward Ave., Suite 300, Birmingham, MI	48009
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 530-0725

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to our Articles of Incorporation

On July 8, 2009, the Company  filed a Certificate of Amendment to its Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000, par value $.01 per share, to 250,000,000, par value $.0001 per share.  The Certificate of Amendment also authorized the issuance of 10,000,000 shares of a new class of preferred stock, par value $.0001 per share, with such rights, preferences and limitations as the Board of Directors may designate.

On July 23, 2009, the Company filed a Certificate of Ownership in the State of Delaware providing for the merger of its wholly-owned subsidiary, ProGreen Properties, Inc. into the Company, and in this merger changing the name of the Company from Diversified Product Inspections, Inc. to ProGreen Properties, Inc.  The change of the Company’s name to ProGreen Properties, Inc. became effective September 11, 2009 upon the approval by the Financial Industry Regulatory Authority as effective for trading purposes in the OTC Bulletin Board market. The new trading symbol is “PGEI.OB”.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.6	Certificate of Amendment to Articles of Incorporation (corrected),filed effective July 8, 2009.

3.8	Restated Certificate of Incorporation of the Company.

SIGNATURES

Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

PROGREEN PROPERTIES, INC.

Dated: September 15, 2009	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.6	Certificate of Amendment to Articles of Incorporation (corrected),filed effective July 8, 2009.

3.8	Restated Certificate of Incorporation of the Company.